Exhibit 21.1

Repay Holdings Corporation

List of Subsidiaries

As of December 31, 2022

Entity Name	Jurisdiction of Organization
Hawk Buyer Holdings LLC	Delaware
Hawk Intermediate Holdings LLC	Delaware
Hawk Parent Holdings LLC	Delaware
M & A Ventures, LLC	Georgia
Marlin Acquirer LLC	Delaware
Mesa Acquirer LLC	Delaware
REPAY Canada Solutions ULC	British Columbia (Canada)
Repay Holdings, LLC	Delaware
REPAY International LLC	Delaware
Repay Management Holdco Inc.	Delaware
Repay Management Services LLC	Delaware
Sigma Acquisition LLC	Delaware
TriSource Solutions, L.L.C.	Nevada
Viking GP Holdings, LLC	Delaware
Wildcat Acquisition LLC	Delaware
CDT Technologies, LTD	Texas
cPayPlus, LLC	Utah
CPS Payment Services, LLC	Indiana
Media Payments, LLC	Indiana
Custom Payment Systems, LLC	Indiana
BT Intermediate, LLC	Delaware
Electronic Payment Providers, LLC	Delaware
Blue Cow Software, LLC	Massachusetts
Hoot Payment Solutions, LLC	Massachusetts
Internet Payment Exchange, LLC	Delaware
Stratus Payment Solutions, LLC	Florida
Clear Payment Solutions, LLC	Florida
Harbor Acquisition LLC	Delaware
Payix Holdings Incorporated	Delaware
Payix Incorporated	Texas